Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002 (18 U.S.C. SECTION 135)

In connection with the Quarterly Report of Eschelon Telecom, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), Richard A. Smith, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)   The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly represents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations  of the Company for the period covered by the Report.

Sign:	/S/	Richard A. Smith
Richard A. Smith
President and Chief Executive Officer
November 14, 2005

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this Report or as a separate disclosure document.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.